UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2018 (August 21, 2018)

BLACKRIDGE TECHNOLOGY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53979	20-1282850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5390 Kietzke Lane, Suite 104 Reno, Nevada 89511
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (855) 807-8776

______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Item 5.03 Amendments to Articles of Incorporation or Bylaws, Change of Fiscal Year

As further described in Item 5.07 below, on August 16, 2018, Blackridge Technology Holdings, Inc., a Nevada corporation (the "Company") held its 2018 Annual Meeting of Stockholders (the "Annual Meeting") which was adjourned until, and closed on August 23, 2018 in order to conduct a final tabulation of votes, during which the stockholders of the Company approved the adoption of an amendment to the Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), to increase the Company's authorized common stock, par value $0.001 per share (the "Common Stock"), from 200,000,000 shares to 500,000,000 shares and the Company's authorized preferred stock, par value $0.001 per share, from 10,000,000 shares to 50,000,000 shares (the "Amendment"). In furtherance of the Amendment, the Company filed with the Secretary of State of Nevada a Certificate of Amendment to the Articles of Incorporation, a copy of which is attached as Exhibit 3.1 and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

As described in the Company's Definitive Proxy Statement on Schedule 14A, as amended, originally filed with the Securities and Exchange Commission on July 18, 2018, at the Annual Meeting, stockholders of the Company were asked to vote on the following proposals: (1) the election of the Common Stock directors by both holders of the Common Stock and the Company's Series A Preferred Stock (the "Preferred Stock") and the election of the Series A Preferred Stock director of the Company by the holders of the Preferred Stock; (2) the ratification of the appointment of Haynie & Company as the Company's independent registered public accounting firm; and (3) the Amendment, as described in Item 5.03 herein.

The number of shares of capital stock entitled to vote at the Annual Meeting as of July 3, 2018 (the "Record Date") was 86,394,056, which represents 129,670,995 votes outstanding (the "Votes Outstanding"), consisting of 82,799,438 votes of the Common Stock and 46,871,557 shares of the Preferred Stock on an as converted basis and discounting any partial shares, with each share of the Preferred Stock entitled to 13.0394 votes. The number of votes present or represented by valid proxy at the Annual Meeting was 83,278,242, which includes 52,820,644 votes of the Common Stock and 30,457,598 votes of the Preferred Stock (the "Preferred Votes") and which in the aggregate represent 64.2% of votes outstanding of the Company (together, the "Voting Stock"). As such, a quorum was established at the Annual Meeting. Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to management's nominees for directors. All matters submitted to a vote of the Company's stockholders at the Annual Meeting were approved, The term of office of each director will be until the 2019 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier resignation or removal. The following is a tabulation of the voting on the proposals presented at the Annual Meeting, all results of voting are presented on an as converted basis:

1)	The final results of the election of the Common Stock directors are as follows:

Name	Voting Stock For	Percent of Voted For	Voting Stock Withheld	Percent Voting Stock Withheld
Robert Graham	53,099,814	98.26%	938,421	1.74%
John Hayes	53,099,814	98.26%	938,421	1.74%
Robert Lentz	53,099,814	98.26%	938,421	1.74%
Thomas Bruderman	53,104,588	98.27%	933,647	1.73%
J. Allen Kosowsky	53,099,814	98.26%	938,421	1.74%
Brent Bunger	53,104,588	98.27%	933,647	1.74%

The final results of the election of the Series A Preferred Stock director are as follows:

Name	Preferred Votes For	Percent of Preferred Votes For	Preferred Votes Against	Preferred Votes Withheld	Percent of Preferred Votes Withheld
Robert Zahm	24,505,673	80.46%	0	5,951,925	19.64%

2)
The ratification of the appointment of Haynie & Company by the Company's Audit Committee of the Board of Directors as the Company's independent registered public accounting firm for the year ending December 31, 2018 was approved with the following voting results:

Voted For	Percent of Voted For	Voting Stock Abstain	Percent of Voting Stock Abstain
77,957,210	93.61%	5,321,032	6.39%

3)	The Amendment was approved with the following voting results:

Type of Stock	Voting Stock For	Percent of Votes of Each Class Outstanding For	Voting Stock Against	Percent Votes of Each Class Outstanding Against	Broker Non-Votes
Common Stock	46,988,840	56.75%	2,017,527	3.82%	3,812,252
Preferred Stock	24,314,176	51.90%	893,733	2.93%	0
Total	71,303,016	55.0%	2,911,260	2.25%	3,812,252

Item 9.01 Financial Statements and Exhibits.

Exhibits
Exhibit Number	Title of Document

3.1	Certificate of Amendment to the Articles of Incorporation of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKRIDGE TECHNOLOGY INTERNATIONAL, INC.

Date: August 23, 2018	By: /s/ Robert Graham
Name: Robert Graham
Title: Chief Executive Officer and President